Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Ilya Rachman, Chief Executive Officer and Chief Scientific Officer of Immix Biopharma, Inc. (the “Company”,) hereby certifies that based on the undersigned’s knowledge:

1. The Annual Report on Form 10-K of the Company for the period ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: March 25, 2026	/s/ Ilya Rachman
Ilya Rachman
Chief Executive Officer and Chief Scientific Officer
(Principal Executive Officer)

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Gabriel Morris, Chief Financial Officer and President of Immix Biopharma, Inc. (the “Company”,) hereby certifies that based on the undersigned’s knowledge:

1. The Annual Report on Form 10-K of the Company for the period ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: March 25, 2026	/s/ Gabriel Morris
Gabriel Morris
Chief Financial Officer and President
(Principal Financial and Accounting Officer)